EXHIBIT 23.1


Smart Technology Inc.
222 Lakeview Avenue, PMB 433,
West Palm Beach, FL 33401



                         INDEPENDENT PUBLIC ACCOUNTANTS


Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of Smart Technology Inc. on Form SB-1 of our report dated April 25, 2002 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.

                                                     /s/DURLAND & COMPANY, CPAs,
                                                         P.A. Durland & Company,
                                                         CPAs, P.A.



Palm Beach, Florida
April 25, 2002